TERRY AMISANO LTD. KEVIN HANSON, CA	AMISANO HANSON CERTIFIED PUBLIC ACCOUNTANT

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use, in the Form SB-2 for Northwest Horizon Corporation, of our report dated October 24, 2003 relating to the September 30, 2003 financial statements of Northwest Horizon Corporation, which appears in such Form.

"Amisano Hanson" ___________________________________ Amisano Hanson, Certified Public Accountants
Vancouver, BC, Canada December 9, 2003

750 WEST PENDER STREET, SUITE 604 VANCOUVER CANADA V6C 2T7	TELEPHONE: 604-689-0188 FACSIMILE: 604-689-9773 E-MAIL: amishan@telus.net